SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DAIS ANALYTIC CORPORATION

(Name of Registrant As Specified in its Charter)

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DAIS ANALYTIC CORPORATION

11552 Prosperous Drive
Odessa, Florida 33556

October 5, 2009

Dear Fellow Shareholder:

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Dais Analytic Corporation (the “Company” or “Dais”) will be held at 10:00 a.m. on Thursday, November 5, 2009 at the offices of the Company located at 11552 Prosperous Drive, Odessa, Florida, 33556.  Enclosed you will find a formal Notice of Annual Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon.  Directors and officers of the Company will be present to help host the meeting and to respond to any questions from our shareholders.  I hope you will be able to attend.

Please sign, date and return the enclosed Proxy Card without delay in the enclosed envelope.  If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting.  Any shareholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person.  The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2008 accompanies the Proxy Statement.  All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote “FOR” all three (3) persons listed as candidates for a position on the Board of Directors to serve until the 2010 Annual Meeting or until their successors have been duly elected or appointed and qualified, (b) as to Proposal 2, the Proxy confers authority to vote “FOR” amending the Company’s Certificate of Incorporation to increase the amount of the Company’s authorized shares from 110,000,000 comprised of 100,000,000 shares of common stock, par value $.01 per share (the “Common Stock”) and 10,000,000 shares of preferred stock to 210,000,000 shares, comprised of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, (c) as to Proposal 3, the Proxy confers authority to vote “FOR” adoption of our 2009 Long-Term Incentive Plan, (d) as to Proposal 4, the Proxy confers authority to vote “FOR” the ratification and approval of (i) a five-year warrant to purchase 3,000,000 shares of Common Stock previously issued to Timothy N. Tangredi, the Company’s President, Chief Executive Officer and Chairman of the Board and (ii) a five-year warrant to purchase 250,000 shares of Common Stock previously issued to Scott Ehrenberg, the Company’s Chief Technology Officer and Secretary, and (e) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for the re-election of each candidate for a position on the Board of Directors, for the amendment to the Certificate of Incorporation, for the adoption of the Company’s 2009 Long-Term Incentive Plan, for the ratification and approval of previous issued warrants to Mr. Tangredi and Mr. Ehrenberg, and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its shareholders and recommends a vote “FOR” all candidates and all other matters.  Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy Card promptly.

Thank you for your investment and continued interest in Dais Analytic Corporation.

Sincerely,

Timothy N. Tangredi
President, Chief Executive Officer and Chairman of the Board

DAIS ANALYTIC CORPORATION

11552 PROSPEROUS DRIVE
ODESSA, FLORIDA 33556
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, NOVEMBER 5, 2009
_____________________

To our Shareholders:

Notice is hereby given that the 2009 Annual Meeting (the “Annual Meeting”) of Shareholders of Dais Analytic Corporation (the “Company” or “Dais”), a New York corporation, will be held at our principal office at 11552 Prosperous Drive, Odessa, Florida 33556, on Thursday, November 5, 2009 at 10:00 a.m., for the following purposes:

1.	To elect three Directors to the Board of Directors to serve until the 2010 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified (“Proposal 1”);

2.
To amend the Company’s Certificate of Incorporation to increase the amount of the Company’s authorized shares from 110,000,000 comprised of 100,000,000 shares of common stock, par value $.01 per share (the “Common Stock”) and 10,000,000 shares of preferred stock to 210,000,000 shares, comprised of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (“Proposal 2”);

3.	To adopt the Company’s 2009 Long-Term Incentive Plan (“Proposal 3”);

4.
To ratify and approve (i) a five-year warrant to purchase 3,000,000 shares of Common Stock previously issued to Timothy N. Tangredi, the Company’s President, Chief Executive Officer and Chairman of the Board and (ii) a five-year warrant to purchase 250,000 shares of Common Stock previously issued to Scott Ehrenberg, the Company’s Chief Technology Officer and Secretary (“Proposal 4”); and

5.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 25, 2009, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a shareholders list will be kept at the Company’s office and shall be available for inspection by shareholders during usual business hours.  A shareholders list will also be available for inspection at the Annual Meeting.

This Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders and the Proxy Card will be first sent to shareholders on or about October  5, 2009.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.  IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors

October 5, 2009	Timothy N. Tangredi
President, Chief Executive Officer and Chairman of the Board

DAIS ANALYTIC CORPORATION

TABLE OF CONTENTS

Relationship With Independent Public Accountants	44

Shareholder Communications	45

Submission of Shareholder Proposals for 2010 Annual Meeting of Shareholders	45

Other Business	45

Incorporation by Reference of Other Information in This Proxy Statement	46

Additional Information	46

DAIS ANALYTIC CORPORATION
11552 Prosperous Drive
Odessa, Florida 33556

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
November 5, 2009

This Proxy is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Dais Analytic Corporation (the “Company” or “Dais”) for use at the Annual Meeting of the Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. (Easter Standard Time) on Thursday, November 5, 2009 at the offices of the Company located at 11552 Prosperous Drive, Odessa, Florida 33556, and at any adjournment or postponements thereof.

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

November 5, 2009, 10:00 a.m. (local time).

Where will the Annual Meeting be held?

The Annual Meeting will be held at the office of the Company located at 11552 Prosperous Drive, Odessa, Florida 33556.

What is being considered at the meeting?

At the Meeting, Shareholders will consider and vote on the following proposals:

1.	To elect three Directors to the Board of Directors to serve until the 2010 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified;

2.
To adopt an amendment to the Company’s Certificate of Incorporation to increase the amount of the Company’s authorized shares from 110,000,000 comprised of 100,000,000 shares of common stock, par value $.01 per share (the “Common Stock”) and 10,000,000 shares of preferred stock to 210,000,000 shares, comprised of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock;

3.	To adopt the Company’s 2009 Long-Term Incentive Plan;

4.
To ratify and approve (i) a five-year warrant to purchase 3,000,000 shares of Common Stock previously issued to Timothy N. Tangredi, the Company’s President, Chief Executive Officer and Chairman of the Board and (ii) a five-year warrant to purchase 250,000 shares of Common Stock previously issued to Scott Ehrenberg, the Company’s Chief Technology Officer and Secretary; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Meeting?

You may vote at the Annual Meeting if you owned Common Stock as of the close of business on Record Date, which is September 25, 2009. Each share of Common Stock is entitled to one vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE DIRECTORS, “FOR” THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, “FOR” THE ADOPTION OF THE 2009 LONG-TERM INCENTIVE PLAN, AND “FOR” RATIFICATION AND APPROVAL OF THE PREVIOUSLY ISSUED WARRANTS TO MR. TANGREDI AND MR. EHRENBERG.

How do I vote?

You can vote in two ways:

☐
by attending the Annual Meeting at 10:00 a.m. (Easter Standard Time) on Thursday, November 5, 2009 at the offices of the Company located at 11552 Prosperous Drive, Odessa, Florida 33556, and at any adjournment or postponements thereof and voting thereat; or

☐	by completing, signing, dating and returning the enclosed Proxy Card.

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the three candidates as directors, FOR the authorization and approval of the amendment to the Certificate of Incorporation, FOR the adoption of the 2009 Long-Term Incentive Plan and FOR the ratification and approval of the previously issued warrants to Mr. Tangredi and Mr. Ehrenberg.

What does it mean if I receive more than one Proxy Card?

It means you may have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares of Common Stock. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Clear Trust, LLC located at 17961 Hunting Bow Circle, Suite 102, Lutz, Florida 33558, telephone (813) 235-4490.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ un-voted shares on certain “routine” matters, including the election of directors. Neither the adoption of the amendment to the Certificate of Incorporation, adoption of the 2009 Long-Term Incentive Plan, nor approval of the previously issued warrants to Mr. Tangredi and Mr. Ehernberg are considered “routine” matters. When a brokerage firm votes its customers’ un-voted shares, these shares are counted for purposes of establishing a quorum.  At our Annual Meeting these shares will be counted as voted by the brokerage firm in the election of directors.

How do I vote if I hold shares registered in the name of a broker or bank?

If on the Record Date, which is September 25, 2009, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and a Notice of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the annual meeting. If you want to attend the Annual Meeting, and vote at the Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement showing ownership as of September 25, 2009, a copy of the voting instruction card provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy in advance of the Annual Meeting to ensure your vote is counted.

Can I change my mind after I return my Proxy?

Yes. You may change your vote at any time before your Proxy is voted at the Annual Meeting. If you are a shareholder of record, you can do this by giving written notice to your respective corporate secretary, by submitting another Proxy with a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.

How many shares are eligible to be voted at the Annual Meeting?

The Record Date for the Annual Meeting is September 25, 2009.  Only shareholders of record at the close of business on September 25, 2009, will be entitled to vote at the Annual Meeting.  At the close of business on that date, there were issued and outstanding 23,794,491 shares of the Company’s Common Stock entitled to one vote per share.

How many votes must be present to hold the Meeting?

Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our Meeting, a majority of our outstanding shares of Common Stock as of September 25, 2009 must be present in person or by proxy at the Meeting. This is referred to as a quorum. On September 25, 2009, there were 23,794,491 shares of Common Stock outstanding and entitled to vote. If a quorum is not present, then either the chairman of the Meeting or the shareholders entitled to vote at the Meeting may adjourn the meeting until a later time. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Abstentions and broker “non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have no effect on the vote for election of directors.

What vote is required to adopt the amendment to the Certificate of Incorporation?

Adoption of the amendment to the Certificate of Incorporation will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, “broker non-votes”, or other limited proxies will have the effect of a vote against the amendment to the Company’s Certificate of Incorporation.

What vote is required to adopt the 2009 Long-Term Incentive Plan?

Adoption of the 2009 Long-Term Incentive Plan will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Meeting. Only proxies indicating votes “FOR,” “AGAINST” or “ABSTAIN” on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.  Broker non-votes and abstentions will have no effect on the results of the vote on this proposal.

What vote is required to approve the previously issued warrants to Mr. Tangredi and Mr. Ehrenberg?

Approval of previously issued warrants to Mr. Tangredi and Mr. Ehrenberg will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Meeting. Only proxies indicating votes “FOR,” “AGAINST” or “ABSTAIN” on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.  Broker non-votes and abstentions will have no effect on the results of the vote on this proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed Proxy Card gives authority to the Proxy holders to vote on those matters at their discretion.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report or on a Current Report on Form 8-K.

When are shareholder proposals for the 2010 Annual Meeting due?

Any shareholder proposals for the 2010 annual meeting must be received by us, directed to the attention of the Company’s President, Mr. Timothy Tangredi, Dais Analytic Corporation, 11552 Prosperous Drive, Odessa, Florida 33556 no later than July 5, 2010. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company’s Board of Directors currently consists of three persons. The three individuals who are nominated for election to the Board of Directors are existing directors of the Company. Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated Proxy will be voted “FOR ALL” of the three persons named below to serve as dreictors, unless the Proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The three current Directors to be considered for re-election are Timothy N. Tangredi, Raymond Kazyaka Sr. and Robert W. Schwartz.

Our Directors will generally serve one-year terms and shall hold office until the 2010 annual meeting of shareholders and until his successor has been duly elected, appointed and qualified. If all the nominees are elected, the Board of Directors will consist of three Directors.

Unless Proxy Cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.

Our Certificate of Incorporation, as amended, allows directors to be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

At each annual meeting of shareholders, directors will be elected by the holders of Common Stock to succeed those directors whose terms are expiring. Directors will be elected annually and will serve until successors are duly elected and qualified or until a director’s earlier death, resignation or removal. Our bylaws provide that the authorized number of directors may be changed by action of the majority of the Board of Directors or by a vote of the shareholders of our Company. Vacancies in our Board of Directors may be filled by a majority vote of the Board of Directors with such newly appointed director to serve until the next annual meeting of shareholders, unless sooner removed or replaced.

The following table sets forth certain information concerning each nominee for election as a Director of the Company:

Name	Age	Position	Director Since
Timothy N. Tangredi	53	President, Chief Executive Officer and Chairman of the Board of Directors	1997

Robert W. Schwartz	65	Director	2001

Raymond Kazyaka Sr.	78	Director	1995

Background

The following is a brief summary of the background of each nominee for Director of the Company:

Timothy N. Tangredi has been our Chief Executive Officer since 1996. Mr. Tangredi joined the Company in 1996, and was appointed a member of our Board of Directors in 1997.  In 1999 and 2000, respectively, Mr. Tangredi initiated and executed the strategic purchases of Analytic Power and American Fuel Cell Corporation.  From 1979 to 1990, Mr. Tangredi worked for AT&T, as a member of the Leadership Continuity Program working in technical marketing, network operations, and project management. Mr. Tangredi earned his BS from Siena College and MBA from Rensselaer Polytechnic Institute.  He is a founder and member of the board of directors of Aegis BioSciences, LLC (“Aegis”).  Aegis, created in 1995, is a licensee of the Company’s nano-structured intellectual property and materials in the biomedical and healthcare fields. Mr. Tangredi spends approximately one to two days per month on Aegis business and is compensated by Aegis for his time and contribution(s).

Robert W. Schwartz was appointed to our Board of Directors in 2001. Mr. Schwartz founded the Schwartz-Heslin Group (“SHG”) in 1985 and serves as one of its Managing Directors. Mr. Schwartz specializes in corporate planning, finance and development. Prior to starting SHG, he was a founder, President and Chief Executive Officer of a venture-funded high tech telecommunications company (Windsource, Inc.). In addition, he was the President and Chief Operating Officer of an American Stock Exchange listed company (Coradian Corporation). He was also the Chief Financial Officer of a major manufacturer of outdoor power equipment (Troy Built Products, Troy, NY).  His earlier experience was with KPMG as a management consultant and with IBM. Mr. Schwartz received a Bachelor of Science from Cornell University in 1967 and attended graduate studies in business at the University of New York Albany.

Raymond Kazyaka Sr. was appointed to our Board of Directors in 1995.  Mr. Kazyaka is the former President (1976-2006) and a co-founder of Wright Malta Corporation, which was founded in 1972.  Wright Malta, liquidated in 2005, owned and operated the Malta Test Station, which had performed military product development for various governmental and commercial organizations.  Mr. Kazyaka has also served as a consultant to the Canadian National Defense on facility noise abatement.  Prior to founding Wright Malta, Mr. Kazyaka worked for General Electric as a rocket engine design engineer and a manager.  Mr. Kazyaka holds several patents on rocket engine components and noise abatement systems, and is a senior member of the American Institute of Aeronautics and Astronautics.  Mr. Kazyaka graduated from Union College with a degree in Mechanical Engineering in 1953.

Involvement in Certain Legal Proceedings

None of our directors has been, during the past five years:

(i)        involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

(ii)       convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iii)      subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities; or

(iv)      found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated

Corporate Governance

As the Over-the-Counter Bulletin Board, on which the Company’s shares of Common Stock are quoted, has no independence requirements, the Company has adopted the independence definitions and requirements of NASDAQ. The discussion below reflects such standards of independence.

Director Independence

Our Board of Directors has determined that it currently has two members who qualify as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and as that term is defined under NASDAQ Rule 4200(a)(15). The independent directors are Raymond Kazyaka Sr. and Robert W. Schwartz.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors has not adopted any committees to the Board of Directors. Our Board of Directors held eight formal meeting during the most recently completed fiscal year. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of New York and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Audit Committee

Due to the size and structure of the Company and its Board, the Board does not have a standing Audit Committee, and as a result does not have an audit committee charter. The functions that would be performed by the audit committee are performed by the entire Board. The Board views its duties as an audit committee as follows: (i) review recommendations of independent registered accountants concerning the Company’s accounting principles, internal controls and accounting procedures and practices; (ii) review the scope of the annual audit; (iii) approve or disapprove each professional service or type of service other than standard auditing services to be provided by the registered public accountants; and (iv) review and discuss with the independent registered public accountants the audited financial statements. There are no board members that are considered to have significant financial experience.  When independent directors with the appropriate financial background join the board, the board plans to establish an audit committee, which will then adopt an appropriate charter and pre-approval policies and procedures in connection with services to be rendered by the independent auditors.

Nominating Committee and Selection of Director Candidates

The Board of Directors does not currently have a standing Nominating Committee or a charter regarding the nominating process. The Board of Directors believes that it is appropriate for it to not have such a committee because it has delegated to the independent members of the Board of Directors the authority to identify, evaluate and recommend qualified nominees for election or appointment to the Company’s Board of Directors.

Shareholders who wish to recommend nominees for consideration by the independent members of the Board of Directors must submit their nominations in writing to our Corporate President. Submissions must include sufficient biographical information concerning the recommended individual for the committee to consider, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships (if any) held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The independent members of the Board of Directors may consider such shareholder recommendations when it evaluates and recommends nominees to the Board of Directors for submission to the shareholders at each annual meeting.

In addition, shareholders may nominate directors for election without consideration by the Board of Directors. Any shareholder of record may nominate an individual by following the procedures and deadlines set forth in the “Submission of Shareholder Proposals for 2010 Annual Meeting of Shareholders” section of this Proxy Statement and by complying with the eligibility, advance notice and other provisions of our bylaws.

Compensation Committee

The Board of Directors does not currently have a standing Compensation Committee. The Board of Directors believes it is appropriate for the Company to not have such a committee because it has delegated to the independent members of the Board of Directors the authority to establish executive officer compensation.

The independent members of the Board of Directors are, among other things, responsible for:

•	making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation;

•
reviewing and approving corporate goals and objectives relevant to the chief executive officer’s compensation, and determining and approving the chief executive officer’s compensation level based on the Board’s performance evaluation of the chief executive officer;

•	determining and approving the compensation of the other executive officers;

•	reviewing, recommending, and discussing with management the compensation discussion and analysis section included in the Company’s annual Proxy Statement; and

•	evaluating its performance on an annual basis.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws.  We filed a copy of our code of ethics as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. These documents may be reviewed by accessing our public filings at the SEC’s web site at www.sec.gov.  In addition, a copy of the code of ethics will be provided without charge upon request to us.  We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K

Required Vote

Directors are elected by a plurality of the votes cast. Abstentions and broker “non-votes” will have no effect on the vote for election of directors.

No Appraisal Rights

Shareholders will not have dissenters’ or appraisal rights under New York Business Corporation Law or under the Company’s Certificate of Incorporation in connection with the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF  TIMOTHY N. TANGREDI, RAYMOND KAZYAKA SR. AND ROBERT W. SCHWARTZ TO SERVE ON THE COMPANY’S  BOARD OF DIRECTORS UNTIL THE 2010 ANNUAL MEETING OR UNTIL  THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Description of the Amendment

The Board has approved, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to the Certificate of Incorporation to increase the amount of the Company’s authorized shares from 110,000,000 comprised of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock to 210,000,000 shares, comprised of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The Board determined that this amendment is advisable and should be considered at the Annual Meeting.

In the event that shareholder approval of the proposed amendment is obtained, the Company expects to file a Certificate of Amendment of the Certificate of Incorporation with the New York State on or shortly after the close of business on the date of the Annual Meeting. A copy of the proposed Certificate of Amendment has been attached to this Proxy Statement as Exhibit A.

Reasons for the Proposal

Due to the limited number of shares of Common Stock available to be issued, the Board has unanimously approved, and voted to recommend that the shareholders approve, an amendment to the Company’s Certificate of Incorporation pursuant to which the number of shares of Common Stock which the Company would be authorized to issue would be increased from 100,000,000 shares to 200,000,000 shares. This amendment will not increase or decrease the number of preferred stock that the Company would be authorized to issue.

The Board believes that an increase in authorized Common Stock would provide the Company with increased flexibility to issue and/or sell Common Stock from time to time at the discretion of the Board, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets (none currently contemplated); (iii) to satisfy any current or future financial obligations of the Company, including funding operations and repaying promissory notes that are currently due; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities or notes that have been or may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

Effects of the Proposal on Our Shareholders

The proposed increase in the number of authorized shares of Common Stock will not change the number of shares of Common Stock outstanding or the rights of the holders of such stock. Other than for the possibility of issuing new shares of Common Stock upon the exercise of outstanding stock options or warrants, the Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment to the Certificate of Incorporation. However, the Company is looking to raise additional equity capital and anticipates that it will continue through the issuance of Common Stock or other securities that are convertible into, or otherwise grant the holder thereof the right to purchase, Common Stock.

Any issuance of additional shares of Common Stock could reduce the current shareholders’ proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of Common Stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Although the Board intends to issue Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of Common Stock may have, among others, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. The Board believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

Ownership of shares of Common Stock entitles each shareholder to one vote per share of Common Stock. Holders of shares of Common Stock do not have pre-emptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

Assuming the increase in authorized Common Stock is approved by the shareholders at the Annual Meeting, the Certificate of Amendment of the Certificate of Incorporation will be filed with the Secretary of State of the State of New York, and the increase in authorized Common Stock will become effective as of 5:00 p.m. EDST time on the date of such filing. The Company expects that such filing will take place on or shortly after the date the Annual Meeting is held. The increase in authorized Common Stock may be abandoned by the Board at any time before or after the Annual Meeting should the shareholders not approve this proposal.

Required Vote

The adoption of the amendment to the Certificate of Incorporation will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, “broker non-votes”, or other limited proxies will have the effect of a vote against the Amended and Restated the Company’s Certificate of Incorporation.

No Appraisal Rights

Shareholders will not have dissenters’ or appraisal rights under New York Business Corporation Law or under the Company’s Certificate of Incorporation in connection with the proposed amendment to the Certificate of Incorporation.

Recommendation of Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 3

APPROVAL OF THE 2009 LONG TERM INCENTIVE PLAN

Background

The Company’s 2009 Long-Term Incentive Plan (the “Incentive Plan”) has been approved by the Board on  September 17 , 2009, subject to the approval of our shareholders. The Incentive Plan, if approved by our shareholders, will expire on September 16, 2019. The purposes of the Company’s Incentive Plan are to create incentives designed to motivate the Company’s employees to significantly contribute toward the Company’s growth and profitability, to provide the Company’s executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to the Company’s growth and profitability, with an incentive to assist us in achieving the Company’s long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in the Company.

The Company may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to the Company’s officers and key employees, and those of the Company’s subsidiaries when and if established. In addition, the Incentive Plan authorizes the grant of non-qualified stock options and restricted stock awards to the Company’s directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to the Company’s future growth and profitability. Generally, all classes of the Company’s employees are eligible to participate in the Company’s Incentive Plan. No options, restricted stock or other awards under the Incentive Plan have been made or committed to be made as of the date of this Proxy Statement. The following is a summary of the material provisions of the Company’s Incentive Plan and is qualified in its entirety by reference to the complete text of the Company’s Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Shares Subject to the 2009 Incentive Plan

Upon the approval of Proposal 3, the Company will have reserved a maximum of Fifteen Million shares of the Company’s authorized Common Stock for issuance upon the exercise of awards to be granted pursuant to the Incentive Plan. Each share issued under an option or under a restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares or from stock previously issued but which the Company has reacquired and holds in the Company’s treasury.

In the event of any change in the Company’s outstanding Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, asset acquisition, consolidation, issuance of rights or other similar transactions, the number of the Company’s Common Stock which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under the Company’s Incentive Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options under the Company’s Incentive Plan as may be appropriate to reflect any such transaction or event.

Administration

The Board, or a Committee appointed by the Board, will administer the Incentive Plan. The Board or the Committee shall have exclusive power to:

(a)  Select eligible employees and consultants to participate in the Incentive Plan.

(b)  Determine the time or times when awards will be made to eligible employees or consultants.

(c)  Determine the form of an award.

(d)  Determine whether awards will be granted singly or in combination.

(e)  Accelerate the vesting, exercise or payment of an award or the performance period of an award.

(f)  Determine whether and to what extent a performance bonus may be deferred, either automatically or at the election of the participant or the Board.

(g)  Take any and all other action it deems necessary or advisable for the proper operation or administration of the Incentive Plan.

Types of Awards

The Company’s Incentive Plan permits the grant of the following types of awards.

Stock Options.  Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of the Company’s Common Stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the Company’s Incentive Plan will be determined by the Board or a committee of the Board at the time of the grant, but will not be less than fair market value on the date of the grant. The Board or a committee of the Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Board or committee of the Board may, in its discretion, impose limitations on exercise of all or some options granted under the Company’s Incentive Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under the Company’s Incentive Plan will vest at rates specified in the option agreement at the time of grant. The Company’s Incentive Plan also contains provisions for the Company’s Board or a committee of the Board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

The Company may grant either Incentive Stock Options or Non-Qualified Options. Incentive Stock Options are options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). Non-Qualified Options are any options that are not Incentive Stock Options.

Incentive Stock Options may be granted only to the Company’s employees or employees of the Company’s subsidiaries, and must be granted at a per share option price not less than the fair market value of the Company’s Common Stock on the date the Incentive Stock Option is granted. The exercise price of stock options may be paid in cash, in whole shares of the Company’s Common Stock held by the grantee for more than six months, in a combination of cash and Common Stock, or in such other form of consideration as the Board or the committee of the Board may determine, equal in value to the exercise price. In the case of an Incentive Stock Option granted to a shareholder who owns shares of the Company’s outstanding stock representing more than 10% of the total combined voting power of all of the Company’s outstanding stock entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one ordinary share on the date the Incentive Stock Option is granted, and the term of such option may not exceed five years. Under the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of the Company’s Common Stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of the Company’s incentive stock option plans may not exceed $100,000. Options granted under the Incentive Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be determined by the Board when the options are awarded. The Board shall also determine other terms and conditions related to the options, such as employee service periods, holding periods and terms of forfeiture.

Non-Qualified Options may be granted to the Company’s employees, directors, independent contractors and consultants and the per share exercise price for Non-Qualified Options may not be less than the fair market value of one ordinary share on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of the Company’s Common Stock held by the grantee for more than six months, in a combination of cash and Common Stock, or in such other form of consideration as the Board or the committee of the Board may determine, equal in value to the exercise price. Options granted under the Incentive Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be determined by the Board when the options are awarded. The Board shall also determine other terms and conditions of related to the options, such as employee service periods, holding periods and terms of forfeiture. However, only Common Stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. In no event may a stock option be exercised after the expiration of its stated term.

Restricted Stock.  Restricted Common Stock may be granted under the Company’s Incentive Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Board, or a committee of the Board, may determine to be appropriate at the time of making the award. In addition, the Board or a committee of the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by the Company until such restrictions lapse. The Board or a committee of the Board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

Stock Appreciation Rights.  A stock appreciation right permits the grantee to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of the Company’s Common Stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of stock appreciation rights granted under the Incentive Plan will be determined by the Board or a committee of the Board; provided, however, that such exercise price cannot be less than the fair market value of one ordinary share on the date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Board or a committee of the Board.

Performance Units.  The Incentive Plan permits grants of performance units, which are rights to receive cash payments equal to the difference (if any) between the fair market value of one ordinary share on the date of grant and its fair market value on the date of exercise of the award, except to the extent otherwise provided by the Board or a committee of the Board, or as required by law. Such awards are subject to the fulfillment of conditions that may be established by the Board or a committee of the Board including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Performance Bonus.  The Incentive Plan permits grants of performance bonuses, which may be paid in cash, Common Stock or a combination thereof, as determined by the Board or a committee of the Board. The maximum value of performance bonus awards granted under the Incentive Plan shall be established by the Board at the time of the grant. An employee’s receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the Board. The performance targets will be determined by the Board or a committee of the Board based upon the factors described above relating to restricted stock awards. Following the end of the performance period, the Board or a committee of the Board will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of such determination. Any payment made in Common Stock will be based upon the fair market value of the Common Stock on the payment date.

Transferability

With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution, except as specifically approved by the Board. Non-Qualified Stock Options are transferable on a limited basis. Restricted stock awards are not transferable during the restriction period.

Termination of Employment/Relationship

If employment terminates as a result of death, Disability or Retirement, or as a result of termination by the Company other than for Cause, unless otherwise provided in the option agreement, the grantee shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period), and (ii) vested Non-qualified Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period) or at the discretion of the Board, during the remaining term of the Option. If employment terminates for Cause, all Awards granted shall immediately terminate.  If employment terminates for any other reason, the grantee shall be entitled to exercise vested Option for a period of up to three months from such date of termination. The Board may accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. Except where cessation or termination is for cause, the Consultant shall have a period of three months following the date he ceases to provide consulting services and the Eligible Director shall have a period of three years following the date he ceases to be a director to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service, unless the Board allows a longer period. Where cessation or termination is for Cause, the vested options of the Consultant and the Eligible Director shall not be exercisable after such termination or cessation of service

Dilution; Substitution

As described above, the Company’s Incentive Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, asset acquisitions, consolidations, reorganizations or similar transactions. New award rights may, but need not, be substituted for the awards granted under the Company’s Incentive Plan, or the Company’s obligations with respect to awards outstanding under the Company’s Incentive Plan may, but need not, be assumed by another corporation in connection with any asset acquisition, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which the Company is involved. In the event the Company’s Incentive Plan is assumed, the stock issuable with respect to awards previously granted under the Company’s Incentive Plan shall thereafter include the stock of the corporation granting such new option rights or assuming the Company’s obligations under the Incentive Plan.

Amendment of the Incentive Plan

The Company’s Board may amend the Company’s Incentive Plan at any time. However, without shareholder approval, the Company’s Incentive Plan may not be amended in a manner that would:

•         increase the number of shares that may be issued under the Company’s Incentive Plan;

•         materially modify the requirements for eligibility for participation in the Company’s Incentive Plan;

•         materially increase the benefits to participants provided by the Company’s Incentive Plan; or

•        otherwise disqualify the Company’s Incentive Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under the Company’s Incentive Plan may not be impaired or affected by any amendment of the Company’s Incentive Plan, without the consent of the affected grantees.

Registration

Following adoption of the Incentive the Board may determine to file with the SEC a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder.

Accounting Treatment

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under the Company’s Incentive Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. Stock appreciation rights granted under the Incentive Plan must be settled in Common Stock. Therefore, stock appreciation rights granted under the Incentive Plan will receive the same accounting treatment as options. The cash the Company receives upon the exercise of stock options will be reflected as an increase in the Company’s capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of Common Stock upon exercise may reduce basic earnings per share, as more Common Stock would then be outstanding.

When the Company makes a grant of restricted stock, the fair value of the restricted stock award at the date of grant will be determined and this amount will be recognized over the vesting period of the award. The fair value of a restricted stock award is equal to the fair market value of the Company’s Common Stock on the date of grant.

Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the Company’s Incentive Plan.

Incentive Stock Options.  An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of the Company’s Common Stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. The Company generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any of the Company’s Common Stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, the Company would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options.  An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. The Company will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights.  A participant realizes no taxable income and the Company is not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in the Common Stock received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the Common Stock received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Restricted Stock Award.  A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. The Company will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses.  A participant realizes no taxable income and the Company is not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in Common Stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) of the Code.  Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Incentive Plan should not be limited by Section 162(m) of the Code. Further, the Board believes that compensation income generated in connection with performance awards granted under the Incentive Plan should not be limited by Section 162(m) of the Code. The Incentive Plan has been designed to provide flexibility with respect to whether restricted stock awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of one of the performance goals set forth in the Incentive Plan, then the Board believes that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued employment with us).

Certain Awards Deferring or Accelerating the Receipt of Compensation.  Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is the Company’s intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Equity Compensation Plan Information

The following table sets forth information regarding our 2000 Incentive Compensation Plan (the “2000 Plan”) under which our securities are authorized for issuance as of December 31, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and other Rights	Weighted Average Exercise Price of Outstanding Options and other Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	8,606,557	.263	3,767,325
Equity compensation plans not approved by security holders:	0	0	0

In June 2000, our Board of Directors adopted, and our shareholders approved, the 2000 Plan, which provides for the grant of stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and bonus stock and other awards to eligible persons, as defined in said plan, including, but not limited to, officers, directors and employees of the Company.  Certain awards under the 2000 Plan may be subject to performance conditions.

Number of Shares of Common Stock Available Under the 2000 Plan.  As of December 31, 2008, our Board of Directors approved and made available 11,093,882 shares of Common Stock to be issued pursuant to the 2000 Plan. The 2000 Plan permits grants of options to purchase common shares authorized and approved by the Company’s Board of Directors and shareholders for issuance prior to the enactment of the 2000 Plan.

Administration of the 2000 Plan.  The 2000 Plan is administered by a committee of two or more directors designated by the Board of Directors to administer the 2000 Plan (the “Committee”) or, in the absence of such Committee, by the Board of Directors.  Currently, the 2000 Plan is administered by our Board of Directors.  The Board of Directors has the authority to select the participants to whom awards under the 2000 Plan will be granted, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards granted under the 2000 Plan and to prescribe the rules and regulations for the administration of the 2000 Plan.  No option or stock appreciation rights granted under the 2000 Plan shall be exercisable, however, more than ten years after the date of the grant.

Exercise Price.  The 2000 Plan requires the Committee to grant qualified options with an exercise price per share not less than the fair market price of a share of Common Stock on the date of grant of the option.

Transferability.  Awards granted under the 2000 Plan are generally not transferable by the optionee otherwise than by will or the laws of descent and distribution and generally exercisable during the lifetime of the optionee only by the optionee.

Change in Control.  All awards granted under the 2000 Plan which were not previously exercisable and vested shall become fully exercisable and vested upon a change of control of the Company, which includes the consummation of a merger or consolidation of the Company with or into any other entity, sale of all or substantially all of our assets, replacement of a majority of our Board of Directors, acquisition by any person of securities representing 20% or more of the voting power of our then outstanding securities (other than securities issued by us) or any other event which the Board of Directors determines would materially alter our structure or ownership.

Options Granted to Non-Employee Directors.  Non-employee directors of the Company are usually granted options each year, which generally become exercisable upon the date of grant, and generally expire on the earlier of ten years from the date of grant or up to three years after the date that the optionee ceases to serve as a director.

Stand-Alone Grants

Our Board of Directors may grant common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our  Plans. The terms of these grants may be individually negotiated.

Required Vote

The adoption of the 2009 Long-Term Incentive Plan will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Meeting. Only proxies indicating votes “FOR,” “AGAINST” or “ABSTAIN” on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.  Broker non-votes and abstentions will have no effect on the results of the vote on this proposal.

Interests of Directors or Officers

Our directors may grant awards under the 2009 Long-Term Incentive Plan to themselves as well as our officers, in addition to granting awards to our other employees.

No Appraisal Rights

Shareholders will not have dissenters’ or appraisal rights under New York Business Corporation Law or under the Company’s certificate of incorporation in connection with the adoption of the 2009 Long-term Incentive Plan.

Recommendation of  Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE 2009 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION AND APPROVAL OF PREVIOUSLY ISSUED WARRANTS TO TIMOTHY.N. TANGREDI AND SCOTT EHRENBERG

We are asking our shareholders to consider and approve the previously issued warrants to Mr. Tangredi and Mr. Ehrenberg. Dais is a New York corporation, and the issuance of warrants to directors or  officers shall be approved by a majority of the votes cast at a  meeting of shareholders by the holders of  shares entitled to vote thereon pursuant to Section 505 of New York Business Corporation Law.

Purpose of Issuance of the Warrants to Mr. Tangredi and Mr. Ehrenberg

The Company’s Board of Directors authorized and issued a Stock Purchase Warrant to purchase up to 3,000,000 shares of the Company’s Common Stock to Mr. Tangredi (“Tangredi Warrant”), and authorized and issued a Stock Purchase Warrant to purchase up to 250,000 shares of the Company’s Common Stock to Mr. Ehrenberg (“Ehrenberg Warrant”, together with “Tangredi Warrant”, the “Warrants”).The purpose of issuance of Warrants to Mr. Tangredi  was to reward Mr. Tangredi for his achievement of certain Company goals of successfully negotiating the conversion of certain  convertible notes issued by the Company, securing a release with respect to the consulting agreement with Gray Capital Partners, Inc., and securing and closing upon certain financings and to give him an incentive to remain with the Company. The purpose of issuance of Warrants to Mr. Ehrenberg was to reward Mr. Ehrenberg for his achievement of certain Company goals of successfully securing the Gray Capital Partner release, contributions to certain product improvements and patent applications and to give him an incentive to remain with the Company.

Description of the Warrants

In 2008 we issued Mr. Tangredi a Stock Purchase Warrant, dated April 4, 2008, to purchase 3,000,000 shares of the Company’s Common Stock at an exercise price of $.36 per share. The warrant had a five-year term, vested upon issuance, provided for a cashless exercise and contained standard anti-dilution provisions. The market value of our Common Stock as of April 4, 2008 was US $.36 per share.

In the same year we issued Mr. Ehrenberg a Stock Purchase Warrant, dated August 4, 2008, to purchase 250,000 shares of Company’s Common Stock at an exercise price of $.30 per share with all other terms and conditions being the same as those of the Tangredi Warrant. The market value of our Common Stock as of August 4, 2008 was US $.30 per share.

The Warrants vested on the date of issuance. Each of the Warrants must be exercised within 5 years of its date of issue or else it expires. Mr. Tangredi and Mr. Ehrenberg may exercise all or a portion of the Warrants at any time prior to their expiration on April 4, 2013 and August 4, 2013, respectively.

Use of Proceeds

If all of these outstanding warrants are exercised for cash, we would receive aggregate gross proceeds of approximately $1,155,000. We intend to use any proceeds from the exercise of warrants for working capital and other general corporate purposes.

Certain Federal Income Tax Consequences

The Warrants will generally be treated for tax purpose the same as non-qualified stock options (“Non-qualified Stock Options”). Please refer to the dissuasion under the caption “Tax Treatment” in Proposal 3 on Page 24 for tax treatment of Non-qualified Stock Options.  Ordinarily Non-qualified Stock Options do not result in tax liability for Federal income tax purposes to the participant upon grant.  Generally, upon exercise of a Non-qualified Stock Option, the participant recognizes ordinary income for Federal income tax purposes equal to the difference between the fair market value of the stock on the day of exercise and the exercise price.  Generally, the Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant’s income reported on a timely Form W-2 or 1099.  Upon a subsequent sale or disposition of the stock received from exercise of a Warrant, the holder is generally taxable on any excess of the selling price over its fair market value at the date of exercise.

Effects of Issuance of the Warrants on Our Shareholders

The issuance of shares upon the exercise of Warrants would be dilutive to the voting power of existing shareholders and could be dilutive with regard to dividends and other economic aspects of the Common Stock. Because the number of shares of Common Stock that would be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted. In addition, because the exercise price per share at the time of exercise could well be less than the net asset value per share at the time of exercise and because we would incur expenses in connection with any such sale, such exercise could result in a dilution of net asset value per share at the time of exercise for all shareholders.

Mr. Tangredi is President, Chief Executive Officer and Chairman of the Board of Directors of the Company and beneficially owns 7,095,858 shares of the Company, including the 3,000,000 shares upon the exercise of the Tangredi Warrant, as of August 31, 2009. Mr. Ehrenberg is Chief Technology Officer and Secretary of the Company and beneficially owns 826,132 shares of the Company, including the 250,000 shares upon the exercise of the Ehrenberg Warrant, as of August 31, 2009. There were 19,080,037 shares of Common Stock outstanding as of August 31, 2009. If Mr. Tangredi exercises the Warrant in full when the Warrant become exercisable, he will beneficially own about 28% of our Common Stock (including outstanding stock options and restricted stock units, based on 19,080,037 shares outstanding as of August 31, 2009). If Mr. Ehrenberg exercises the Warrant in full when the Warrant become exercisable, Mr. Ehrenberg will beneficially own about 4.0% of our Common Stock (including outstanding stock options and restricted stock units, based on 19,080,037 shares outstanding as of August 31, 2009).

Directors’ other Interests

Mr. Tangredi is the Company’s President, Chief Executive Officer and Chairman of the Board and approving this Proposal would benefit Mr. Tangredi.

Required Vote

The approval of ratification of the previously issued warrants to Mr. Tangredi and Mr. Ehrenberg will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Meeting. Only proxies indicating votes “FOR,” “AGAINST” or “ABSTAIN” on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.  Broker non-votes and abstentions will have no effect on the results of the vote on this proposal.

Since the Company is obligated to issue Mr. Tangredi and Mr. Ehrenberg the Warrants, in the event that the shareholders do not ratify and approve the issuance of the Warrants pursuant to Section 505 of the New York Business Corporation Law, the Company would have to meet its obligation to them by negotiating an alternate deal with them, including, but not limited to canceling the Warrants issued to Mr. Tangredi and Mr. Ehrenberg and granting them the same number of options pursuant to the 2000 plan. Any such grant to them of options under the 2000 plan would presumably be made on terms similar to the terms of the Warrants previously granted to them. To date the Company has not had any discussion with them on any actions that is will take in the event that this Proposal is not approved by the shareholders at this Annual Meeting.

No Pre-emptive Rights

No shareholder of the Company shall have any pre-emptive rights, and, therefore, no shareholder shall be entitled as of right to subscribe for, purchase or receive any new or additional shares, whether now or hereafter authorized.

No Appraisal Rights

        Shareholders will not have dissenters’ or appraisal rights under New York Business Corporation Law or under the Company’s Certificate of Incorporation in connection with the approval of this Proposal.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

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OTHER INFORMATION

Beneficial Ownership of Principal Shareholders, Officers and Directors

The following table sets forth information as of the date of this Proxy Statement as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all of the shares of Common Stock shown as beneficially owned by the shareholder.

The address for each of the persons named below is 11552 Prosperous Drive, Odessa, FL 33556, unless otherwise indicated.

Applicable percentage ownership in the following table is based on approximately 18,516,755 shares of Common Stock outstanding as of  July 15, 2009, plus, for each individual, any securities that individual has the right to acquire within 60 days of July 15, 2009.

	Common Stock Beneficially Owned
	Number Of Shares of Common Stock	Percentage Of Class
Name of Beneficial Owner
Timothy N. Tangredi (Officer and Chairman) (1)	7,095,858	27.9%
Robert W. Brown (Officer) (2)	411,415	2.2%
Scott G. Ehrenberg(3) (Officer)	826,132	4.3%
Harold Mandelbaum (Officer)(4)	50,000	.27%
Raymond Kazyaka Sr. (Director) (5)	404,600	2.1%
Robert W. Schwartz (Director) (6)	374,600	2.0%

Executive officers and directors as a group (6 persons)	9,162,604	33.4%
Walt Robb (7) 300 Troy Road Schenectady, NY 12309	1,424,126	7.6%
Brian A. Kelly 181C Hague Blvd. Glenmont, N.Y. 12077	2,254,085	12.2%
Michael Gotomski (8) 1666 Valley View Dr. Winnona, MN 55987	2,086,842	10.8%

Louis M. Jaffe (9) 1500 S. Ocean Blvd #5201 Boca Raton, FL 33432	3,631,646	18.4%
Lawrence D. Isen (10) 4653 Carmel Mtn. Suite 308-402 San Diego, CA 92130	1,077,918	5.5%
Michael Frederick Stone (11-3) 18 Ozone Avenue Venice, CA 90291	2,158,795	10.4%
Michael J. McGrath (12) 1250 West Division Street Chicago, IL 60622	1,079,397	5.5%
Marisa Stadmauer (13) 26 Columbia Turnpike Florham Park, NJ 07932	1,835,373	9.4%

Mark Nordlich (14) 152 West 575th St. 4th Floor New York, NY 10019	7,657,073	34.0%
Erick Richardson (15) 10900 Wilshire Blvd. Suite 500 Los Angeles, CA 90024	1,833,758	9.2%
Leonard Samuels (16) 1011 Centennial Road Penn Valley, PA 19072	7,812,933	29.7%
Leah Kaplan Samuels (17) 1011 Centennial Road Penn Valley, PA 19072	1,885,741	9.2%

(1)  Includes 5,110,000 shares of Common Stock issuable upon exercise of stock options and warrants, including the 3,000,000 warrants which is the subject of Proposal 4, and 1,965,858 shares beneficially owned by Mr. Tangredi’s wife, Patricia Tangredi. 1,838,058 of Ms. Tangredi’s shares are issuable upon the exercise of stock options.

(2)  Includes 411,415 shares of Common Stock issuable upon exercise of stock options.

(3)  Includes 743,333 shares of Common Stock issuable upon the exercise of stock options and warrants, including the 250,000 warrants which is the subject of Proposal 4, and 41,400 shares beneficially owned by Mr. Ehrenberg's wife, Linda Ehrenberg.

(4)   Includes 50,000 shares of Common Stock issuable upon exercise of stock options.

(5)  Includes 404,600 shares of Common Stock issuable upon exercise of stock options.

(6)  Includes 374,600 shares of Common Stock issuable upon exercise of stock options.

(7)  Includes 249,750 common shares issuable upon exercise of certain warrants issued in connection with the conversion of notes issued in the Additional Financing to CounterPoint Ventures LLC. The natural person with voting power and investment power on behalf of CounterPoint Ventures LLC is Walt Robb.

(8) Includes 287,794 common shares issued on conversion and 18,750 common shares issuable upon exercise of certain warrant issued in connection with the conversion of notes issued in the Additional Financing.  Also includes 415,038 shares of Common Stock issued upon conversion of principal and interest due pursuant to the convertible note and 499,875 shares of Common Stock issuable upon exercise of warrants issued in connection with the Financing. Also included are 576,923 shares of Common Stock and 288,462 shares of Common Stock issuable upon exercise of a certain warrant issued in connection with a stock purchase dated March 9, 2009.

(9) Includes 554,247 shares of Common Stock issued upon conversion of convertible notes and 666,500 shares of Common Stock issuable upon exercise of certain outstanding warrants issued in connection with the Financing to Louis M. Jaffe 2004 Intangible Asset Mgmt. TR U/A DTD 5/24/04, 1,262,814 shares held by the aforementioned trust, 250,004 shares held by the Louis Jaffe TTEE Irrevocable Trust – Jennifer Jaffe and 250,004 shares held by the Louis Jaffe TTEE Irrevocable Trust – Lara Jaffe Taylor, 100,000 shares held by the Diana G. Jaffe Revocable Trust Dated 8/4/99..  The natural person with voting power and investment power on behalf each of the first three aforementioned trusts is Louis M. Jaffe and the natural person with voting power and investment power on behalf the last aforementioned trust is Diana G. Jaffe, wife of Louis M. Jaffe  . Also includes 298,077 shares of Common Stock issuable upon exercise of a certain outstanding warrant issued in connection with  a stock purchase consummated June 30,2009 and 250,000 shares of Common Stock issuable upon exercise of certain outstanding warrants issued in connection with  a Consulting Agreement executed in April of 2009.

(10) Includes 577,918 shares of Common Stock issuable upon conversion of convertible notes and 500,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Financing in the name of Market Byte LLC. The natural person with voting power and investment power on behalf of Market Byte L.L.C. Defined Benefit & Trust is Lawrence D. Isen.

(11)   Includes 1,158,795 shares of Common Stock issuable upon conversion of certain outstanding convertible notes and 1,000,000 shares of Common Stock issuable upon exercise of certain outstanding warrants issued in connection with the Financing.

(12) Includes 579,397shares of Common Stock issuable upon conversion of convertible notes and 500,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Financing.

(13) Includes 835,623 shares of Common Stock issued upon conversion of convertible notes and 999,750 shares of Common Stock issuable upon exercise of warrants issued in connection with the Financing in the name of MSSRPS, LLC. The natural person with voting power and investment power on behalf of MSSRPS, LLC is Marisa Stadmauer.

 (14) Includes 3,324,740 shares of Common Stock issued upon conversion of convertible notes and 3,999,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Financing to Platinum Montaur Life Sciences LLC. Also includes 333,333 shares held by Platinum Montaur Life Sciences,Inc.  The natural person with voting power and investment power on behalf of Platinum Montaur Life Sciences LLC is Mark Nordlich.

(15) Includes 574,342 shares of Common Stock issuable upon conversion of certain outstanding convertible notes and 500,000 shares of Common Stock issuable upon exercise of certain outstanding warrants issued in connection with the Financing in the name of RP Capital LLC. Erick Richardson and Nimish Patel of Richardson & Patel LLP own RP Capital LLC.  Also includes 367,108 shares in the name of Richardson & Patel LLP and warrants to purchase an additional 392,308 shares. Erick Richardson is a partner at Richardson & Patel LLP, our legal counsel. The natural person with voting and investment control over the shares held by these entities is Erick Richardson.

(16) Includes 1,010,741 shares of Common Stock issuable upon conversion of certain outstanding convertible notes and 875,000 shares of Common Stock issuable upon exercise of certain outstanding warrants issued in connection with the Financing held in the name of Leah Kaplan-Samuels and Leonard Samuels JTWROS. The natural persons with voting power and investment power on behalf of Leah Kaplan-Samuels and Leonard Samuels JTWROS are Leah Kaplan-Samuels and Leonard Samuels.  Also includes 5,927,192 shares of Common Stock underlying the convertible notes and warrants in the Financing issued to shareholder RBC Dain – Custodian for Leonard Samuels IRA.

(17) Includes 1,010,741 shares of Common Stock issuable upon conversion of certain outstanding convertible notes and 875,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Financing held in the name of Leah Kaplan-Samuels and Leonard Samuels JTWROS. The natural persons with voting power and investment power on behalf of Leah Kaplan-Samuels and Leonard Samuels JTWROS are Leah Kaplan-Samuels and Leonard Samuels.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2008.

Compensation of Directors and Executive Officers

The following table provides certain summary information concerning compensation paid to the named executive officers and directors for the years stated. Individuals we refer to as our “named executive officers” include our current Chief Executive Officer, our former Chief Financial Officer, and our most highly compensated executive officers and employees whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)		Non- Equity Incentive Plan	Non- qualified Deferred Compen- sation Earnings ($)	All other compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Timothy N. Tangredi Chief Executive Officer, President, Treasurer and Chairman of the Board of Directors(1)	2007 2008	170,000 170,000	- -	- -	107,455 752,450	(3)	- -	- -	- -	277,455 922,450
Robert W. Brown Secretary and Vice President of Marketing	2007 2008	83,451 75,000	- -	- -	13,920 23,412		- -	- -	- -	97,371 98,412
Scott G. Ehrenberg, Chief Technology Officer	2007 2008	60,000 88,000	-	- -	43,523 84,337	(3)	- -	- -	- -	103,523 172,337
Patricia K. Tangredi (4)	2007 2008	115,000 115,000			61,100 125,275				- -	176,100 240,275

 (1)  Mr. Tangredi receives a salary of $170,000 per year, and a bonus in an amount not to exceed 100% of his salary, which bonus shall be measured by meeting certain performance goals as determined in the sole discretion of our Board of Directors.  In 2008 and 2007, Mr. Tangredi was paid $117,500 and $65,833, respectively and has accrued unpaid salary of $52,500 for 2008, $104,167 for 2007, $105,145 for 2006 and $116,166 for 2005 and accrued bonus of $87,500 for year 2006.

(2) The amounts included in these columns are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 31, 2008 and December 31, 2007, and thus include amounts from option awards granted in and prior to the indicated year.  For information on the valuation assumptions used in calculating these dollar amounts, see Note 9 to our audited financial statements included in this Report for the fiscal years ended December 31, 2008 and December 31, 2007, each as filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise.During the fiscal year ended December 31, 2008, there were 666,666 option award forfeitures related to service-based vesting conditions.

(3)  In 2008 we issued Mr. Tangredi a warrant to purchase 3,000,000 shares of the Company’s Common Stock at an exercise price of $.36 per share. The warrant had a five year term, vested upon issuance, provided for a cashless exercise and contained standard anti-dilution provisions. In the same year we issued Mr. Ehrenberg a warrant to purchase 250,000 shares of company’s Common Stock at the exercise price of $.30 per share with all other terms and conditions being the same as those of the Tangredi warrant.

(4) Ms. Tangredi receives a salary of $115,000 per year. In 2008 and 2007, Ms. Tangredi was paid $110,000 and $65,833, respectively and accrued unpaid salary of $5,000 for 2008 and $49,167 for 2007.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Officer Employment Agreement

Timothy N. Tangredi.  We are party to an employment agreement with Mr. Tangredi, our President, Chief Executive Officer, and director.  The employment agreement, as amended and restated on July 29, 2008, sets forth Mr. Tangredi’s compensation level and eligibility for salary increases, bonuses, benefits, royalty sharing for newer applications, and option grants.  Mr. Tangredi’s employment agreement provided for an initial term of three years with the term extending on the second anniversary thereof for an additional one year period and on each subsequent anniversary of the agreement for an additional year period. The agreement sets forth Mr. Tangredi’s compensation level, conditions for certain option grants, benefits and the obligations of the Company in the event of termination. Mr. Tangredi’s base salary is $170,000, plus certain allowances as well as performance related payments and option issuances.

For each product for which the Company commences commercial sale or licensing during the term and receives more than $1 million of revenue during any 12 month period, Mr. Tangredi, in addition to any other compensation which he may receive under the agreement, shall be granted options to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to either (i) the lower of: (a) $2.50 per share or (b) the fair market value per share of the stock on the date of grant as determined in good faith by the Compensation Committee of the Board of Directors, if the Company has not conducted an initial public offering prior to the date of grant (as hereinafter defined), or (ii) at an exercise price equal to 75% of the market price of the Common Stock, if the Company has completed an initial public offering of its Common Stock prior to the date of grant (with the market price to be the average of the closing sale prices during the five trading days immediately preceding the date of grant of the option).  Such options, as well as any other options granted to Mr. Tangredi during the term of his employment, shall be granted under the Company's then existing stock option plan, shall be immediately exercisable, have a term of ten years, shall be exercisable for up to three years after termination of employment (unless termination is for cause, in which event they shall expire on the date of termination), shall have a "cashless" exercise feature, and shall be subject to such additional terms and conditions as are then applicable to options granted under such plan provided they do not conflict with the terms set forth in the agreement.

In the event that the fair market value of the Company's Common Stock (the average of the closing prices of the Common Stock for any five consecutive trading days, as reported by the principal exchange or other stock market on which the commons stock is then traded) equals or exceeds 200% of the price at which the Company sells Common Stock in an initial public offering (the "Target Value") at any time during the term of the agreement, Mr. Tangredi shall be granted options to purchase 50,000 shares of Common Stock at an exercise price equal to 75% of the Target Value, on terms identical to the options provided for above.

In the event Mr. Tangredi's employment is terminated by the Company without cause or by Mr. Tangredi for good reason, death or disability, Mr. Tangredi shall be entitled to the following:

(i) An amount equal to the sum of (A) the greater of 200% of the base salary then in effect for Mr. Tangredi or $270,000 plus (B) the cash bonus, if any, awarded to Mr. Tangredi for the most recent year shall be payable by the Company in full within 10 days following termination;

(ii) The Company shall continue to provide Mr. Tangredi the health and life insurance, car allowance and other benefits set forth in the agreement until two years following termination of employment, and shall continue to offer any of such benefits to Mr. Tangredi beyond such two year period to the extent required by COBRA or similar statute which may then be in effect;

(iii) All stock options, to the extent they were not exercisable at the time of termination of employment, shall become exercisable in full; and

(iv)  Any indebtedness of Mr. Tangredi  to the Company shall thereupon be cancelled and of no further force and effect, and the Company shall pay to Mr. Tangredi, within ten days following receipt of a written demand therefore, any income or other taxes resulting from such cancellation.

In the event that  Mr. Tangredi elects to terminate employment within one year following a change in control of the Company, he shall receive, within the later of ten days following the date on which the change in control occurs or the date on which he gives notice of his election to terminate employment, a lump sum payment equal to three times the greater of (i) his then current base salary plus the cash bonus, if any, awarded to him for the most recent year or (ii) $350,000 plus said cash bonus.  In addition, he will be entitled to accelerated vesting of outstanding options and continuing benefits as described above.

Significant Employee

Patricia K. Tangredi.  We are a party to an employment agreement with Ms. Tangredi. The agreement, provided for an initial term of 3 years beginning on January 1, 2001, with automatic extensions for subsequent one year terms,   unless the Company or Ms. Tangredi provides the other party with written notice of intent not to renew.  The agreement was subsequently amended and restated on July 29, 2008.  The employment agreement set forth Ms. Tangredi’s compensation level and eligibility for salary increases, options, royalty sharing for newer applications, benefits and the obligations of the Company in the event of termination. A portion of Ms. Tangredi’s salary has been accrued and carried on the Company’s books since 2002.

In the event Ms. Tangredi's employment is terminated by the Company without cause or by the Ms. Tangredi for good reason or by reason of death or disability, Ms. Tangredi shall be entitled to the following:

(i) the greater of 100% of the base salary then in effect for Employee or $115,000, which amount shall be payable by the Company in full within 10 days following termination;

(ii) the Company shall provide, at its sole cost, Ms. Tangredi  with the medical benefits for one year following the date of termination. The Company shall continue to offer such benefits to Ms. Tangredi beyond such one year period to the extent required by COBRA or any similar statute which may then be in effect; and

(iii) all stock options granted to Ms. Tangredi at any time during the course of the term shall be exercisable in full.

In the event that Ms. Tangredi elects to terminate her employment within six months following a change in control of the Company, she shall receive, within the later of 10 days following the date on which the change in control occurs or the date on which she give notice of her election to terminate employment, a lump sum payment equal to the greater of three times her then current base salary or $235,000.  In addition, she will be entitled to accelerated vesting of outstanding options and continuing medical benefits as described above.

Outstanding Equity Awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers, as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS							STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Timothy N. Tangredi (1)	825,000		0	0	$.26	9/23/2014
	150,000		0	0	$.10	5/10/2015
	120,000		0	0	$.10	10/1/2015
	40,000		0	0	$.30	5/2/2016
	110,000		0	0	$.55	11/1/2016
	140,000		0	0	$.55	2/20/2017
	300,000		0	0	$.21	8/10/2017
	350,000		0	0	$.21	1/30/2018
	3,000,000	*	0	0	$.36	4/18/2013
*Warrant Subject to Proposal 4

Robert W. Brown (2)	106,416	0	0	$.26	9/23/2014
	120,000	0	0	$.10	5/10/2015
	120,000	0	0	$.10	10/1/2015
	48,333	24,167	24,167	$.55	11/1/2016
	16,666	33,334	33,334	$.21	8/18/2017
	0	200,000	200,000	$.30	8/4/2018

Scott G. Ehrenberg (3)	140,000	0	0	$.26	9/23/2014
	110,000	0	0	$.10	5/10/2015
	80,000	0	0	$.10	10/1/2015
	26,667	13,333	13,333	$.55	11/1/2016
	80,000	40,000	40,000	$.55	2/20/2017
	33,334	16,666	16,666	$.21	8/18/2017
	0	250,000	250,000	$.30	8/4/2018
	*250,000	0	0	$.30	8/4/2013
*Warrant Subject to Proposal 4

Brooke E. Evans (4)	0	216,667	216,667	$.17	10/1/2018

Patricia K Tangredi (5)	395,000	0	0	$.26	9/23/2014
	278,058	0	0	$.10	5/10/2015
	140,000	0	0	$.10	10/1/2015
	125,000	0	0	$.55	11/1/2016
	350,000	0	0	$.21	8/10/2017
	300,000	0	0	$.21	1/30/2018
	250,000	0	0	$.30	8/4/2018

(1)
Mr. Tangredi receives a salary of $170,000 per year, and a bonus in an amount not to exceed 100% of his salary, which bonus shall be measured by meeting certain performance goals as determined in the sole discretion of our Board of Directors.  The April 2008 warrant grant to Mr. Tangredi was made by the Board of Directors in recognition for Mr. Tangredi’s achievement of the following goals: negotiating conversion of the convertible notes issued in the Additional Financing, securing a release with respect to the consulting agreement with Gray Capital Partners, Inc., securing and closing upon the Financing.  Mr. Tangredi has accrued unpaid salary of $104,167 for 2007, $105,150 for 2006 and $116,166 for 2005 and accrued bonus of $87,500 for year 2006. All stock options  issued to Mr. Tangredi were issued under the 2000 Plan.

(2)	All stock options issued to Mr. Brown were issued under the 2000 Plan.

(3)	All stock options issued to Mr. Ehrenberg were issued under the 2000 Plan.

(4)	All stock options issued to Ms. Evans were issued under the 2000 Plan.

(5)	All stock options issued to Ms. Tangredi were issued under the 2000 Plan

Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to the directors during the fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Timothy N. Tangredi, Chairman	-	-	20,718	-		-	20,718
Raymond Kazyaka Sr., Director(1)	-	-	20,718	-	-	-	20,718
Robert W. Schwartz, Director(2)	-	-	20,718	-	-	-	20,718

(1)	At fiscal year end December 31, 2008, Mr. Kasyaka had 404,600 option awards outstanding and no stock awards outstanding.

(2)	At fiscal year end December 31, 2008, Mr. Schwartz had 374,600 option awards outstanding and no stock awards outstanding.

We do not have a plan pursuant to which our directors are compensated and directors do not receive cash compensation for their services on the Board of Directors although they do receive stock options as determined by the full Board of Directors. Raymond Kazyaka Sr. and Robert W. Schwartz were each granted an option on August 18, 2007 to purchase 60,000 shares of Common Stock at an exercise price of $0.21 per share, vesting immediately upon issuance and exercisable for a period of ten years.

Our non-employee directors are currently compensated with the issuance of stock options, which generally become exercisable upon the date of grant, and which generally expire on the earlier of ten years from the date of grant or up to three years after the date that the optionee ceases to serve as a director. Non-employee directors are also reimbursed for out-of-pocket expenses associated with attending to the Company’s business.

Related Party Transactions

Timothy N. Tangredi, the Company’s Chief Executive Officer and Chairman, is a founder and a member of the Board of Directors of Aegis BioSciences, LLC (“Aegis”).  Aegis, created in 1995, is a licensee of the Company’s nano-structured intellectual property and materials in the biomedical and healthcare fields. Mr. Tangredi spends approximately one to two days per month on Aegis business and is compensated by Aegis for his time and contribution(s). We granted Aegis two exclusive, world-wide licenses, the first in 1995 and the second in 2005. Pursuant to these licenses, Aegis has the right to use and sell products containing our polymer technologies in biomedical and health care applications. The first license was entered into in 1995 and has been amended twice. In 2005, we agreed to accept $150,000 as payment in full of all royalties and no further license revenue will be forthcoming. The second license allows Aegis the use of our intellectual property in the field of health care. A one time payment of $50,000 was made under this license in 2005. In addition, under the second license Aegis is to make royalty payments of 1.5% of the net sales price it receives with respect to any personal hygiene product, surgical drape or clothing products (the latter when  employed in medical and animal related fields) and license revenue it receives should Aegis grant a sublicense to a third party. To date Aegis has sold no such products nor has it received any licensing fees requiring a royalty payment be made to us. All obligations for such payments will end on the earlier of June 2, 2015 or upon the aggregate of all sums paid to us by Aegis under the agreement reaching $1 million. The term of each respective license runs for the duration of the patented technology.

During the year ended December 31, 2007, Mr. Tangredi, a shareholder and officer of the Company loaned the Company an aggregate of $156,500 pursuant to three loan agreements.  One loan was unsecured, due on demand and did not accrue interest.  The other two loans were unsecured, due in one and two months respectively, and accrued interest at 12 percent, increasing by 1 percent for every 30 days the principle balance is outstanding.  Prior to year end, the Company repaid the loans.

The Company rents a building that is owned by two stockholders of the Company, one of which is the Chief Executive Officer.  Base rent expense is $3,800 per month.  The Company recognized rent expense of $12,198 in each of the three-month periods ended March 31, 2009 and 2008.  These amounts are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties. However, at the time the Company entered into the lease agreement, based on then current economic conditions, the real estate market, and the Company’s prospects, the Company believed that the lease was on terms no less favorable to the Company than could generally be obtained from independent parties.

On May 21, 2009, to evidence a loan, the Company issued its Chief Executive Officer a promissory note in the principal amount of $51,900. The note is unsecured and bears a simple interest rate of 7% per annum. The principal amount plus all accrued interest is to be paid in full to the holder no later than July 31, 2009.  This note was paid in full prior to July 31, 2009.

On June 10, 2009, to evidence a loan, the Company issued a promissory note in the principal amount of $10,000 to Ethos Business Ventures, an entity in which its Chief Executive Officer holds a position. The note is unsecured and bears a simple interest rate of 7% per annum. The principal amount plus all interest accrued is to be paid in full to the holder no later than July 31, 2009.   This note was paid in full prior to July 31, 2009.

The Company also has accrued compensation due to the Chief Executive Officer and one other employee for deferred salaries earned and unpaid as of March 31, 2009 of $1,206,939.

The Company regularly grants equity awards to management and the Board of Directors as compensation for their services under the compensation plan.

There are no material relationships between us and our directors or executive officers except as previously discussed herein.

Since the beginning of our last fiscal year, we have not been a participant in any transaction, or proposed transaction, not disclosed herein in which any related person had or will have a direct or indirect material interest and in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years.

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A shareholder may revoke his, her or its Proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised Proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company’s Board of Directors.

Changes in Registrant’s Certifying Accountant

Effective April 23, 2009, Pender Newkirk & Company LLP (“Pender”) notified the Company that it declined to stand for re-election as the Company’s independent registered public accounting firm since “the Company no longer met Pender’s continuation criteria”.

Effective April 24, 2009, the Board of Directors of the Company recommended and approved the appointment of Cross, Fernandez and Riley, LLP, Bayshore Center, 2907 Bay to Bay Blvd, Suite 360, Tampa, FL 33629 (“CFR”) as our new independent certified public accounting firm for the fiscal year ending December 31, 2009.

During the Company's two most recent fiscal years ended December 31, 2008 and 2007, the audit reports of Pender did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: In the Company’s Annual Report on Form 10-K for the fiscal years ending December 31, 2008, the Audit Report regarding the Company’s audited financial statements for the fiscal year ending December 31, 2008 and 2007 contained an opinion regarding the significant doubt about the Company’s ability to continue as a going concern due to its lack of working capital  and no near term prospect to raise additional growth capital.

During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and any subsequent interim period preceding such declination to stand for re-election and through the date of this Current Report, there were: (i) no disagreements between the Company and Pender on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pender, would have caused Pender to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging Cross, Fernandez and Riley, LLP neither the Company nor anyone on behalf of the Company has consulted with Cross, Fernandez and Riley, LLP  regarding either:

1.
The application of accounting principles to specified transactions, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that Cross, Fernandez and Riley, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

2.	Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Relationship with Independent Public Accountants

Pender Newkirk & Company LLP served as our independent auditors for the fiscal year ending December 31, 2008. Representatives from Pender Newkirk & Company LLP are not expected to attend the Annual Meeting. We do not have a policy of asking our shareholders to ratify the appointment of auditors.

Audit Fees

The aggregate audit fees billed for the years ended December 31, 2008 and 2007 were $94,559 and $39,821 respectively.  Audit services include the audits of the consolidated financial statements included in the Company’s annual reports on Form 10-K and reviews of interim financial statements included  in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

The aggregate audit-related fees billed during the year ended December 31, 2008 for services related to the Company’s registration statement were $17,949.

Tax Fees

None

All Other Fees

None

Pre-approval Policies

As of the date of this Proxy Statement, the Company does not have an established audit committee.  The appointment of Pender Newkirk & Company LLP for the year 2008 was approved by the Board of Directors as the principal auditors for the Company. There are no board members that are considered to have significant financial experience.  When independent directors with the appropriate financial background join the board, the board plans to establish an audit committee, which will then adopt an appropriate charter and pre-approval policies and procedures in connection with services to be rendered by the independent auditors.

Submission of Shareholder Proposals for 2010 Annual Meeting of Shareholders

Shareholders may present proposals for inclusion in the Proxy Statement for the 2010 Annual Meeting of Shareholders provided that such proposals are received by the Company’s President, Mr. Timothy Tangredi, Dais Analytic Corporation, 11552 Prosperous Drive, Odessa, Florida 33556 no later than July 5, 2010. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2010 Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other matters to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Timothy N. Tangredi. Mr. Tangredi will present a summary of all shareholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

Incorporation by Reference of Other Information in This Proxy Statement

For the further information of the shareholders, the Company is delivering with this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the "Form 10-K") filed with the Securities and Exchange Commission. Certain portions of the Form 10-K, including, without limitation, Item 6 (Selected Financial Data), Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations), Item 8 (Financial Statements and Supplementary Data) and Item 9 (Changes in and Disagreements With Accountants on Accounting and Financial Disclosure Controls and Procedures), are incorporated in the Proxy Statement by reference. You should refer to the Form 10-K which accompanies the Proxy Statement and review such information.

 Additional Information

We are required to file annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Preliminary Copy

DAIS ANALYTIC CORPORATION
ANNUAL MEETING PROXY CARD

THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 2009

The undersigned hereby appoints Timothy N. Tangredi and David Selengut, each and together as proxies and each with full power of substitution, to represent and to vote all shares of Common Stock of Dais Analytic Corporation (the “Company” or “Dais”) at the annual meeting of shareholders of the Company to be held on Thursday, November 5, 2009 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

1.	Proposal 1: To elect three Directors for a term expiring at the Company’s next annual meeting or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Nominees: Timothy N. Tangredi, Raymond Kazyaka Sr. and Robert W. Schwartz

☐ FOR ALL	☐ WITHHOLD	☐ FOR ALL EXCEPT

2.
Proposal 2: To amend the Company’s Certificate of Incorporation to increase the amount of the Company’s authorized shares from 110,000,000 comprised of 100,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and 10,000,000 shares of preferred stock to 210,000,000 shares, comprised of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal 3: To adopt our 2009 Long-Term Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.
Proposal 4: To ratify and approve (i) a five-year warrant to purchase 3,000,000 shares of Common Stock previously issued to Timothy N. Tangredi, the Company’s President, Chief Executive Officer and Chairman of the Board and (ii) a five-year warrant to purchase 250,000 shares of Common Stock previously issued to Scott Ehrenberg, the Company’s Chief Technology Officer and Secretary.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors believes that Proposal 1, Proposal 2, Proposal 3, and Proposal 4 are fair to, and in the best interests of, all of our shareholders. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the three nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Dated	2009
Signature of Shareholder
Signature of Shareholder (if held jointly)

NOTES:

1.
Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2.
To be valid, the enclosed form of Proxy for the annual meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by 8:00 A.M. Eastern Time, on November 4, 2009 at the offices of our transfer agent, Clear Trust, LLC located at 17961 Hunting Bow Circle, Suite 102, Lutz, Florida 33558, telephone (813) 235-4490.

3.	Returning the enclosed form of Proxy will not prevent you from attending and voting in person at the annual meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY TO CLEAR TRUST, LLC

EXHIBIT A
CERTIFICATE OF AMENDMENT
OF
 THE CERTIFICATE OF INCORPORATION
OF
DAIS ANALYTIC CORPORATION
(Pursuant to Section 805 of the Business Corporation Law)

_______________________

It is hereby certified that:

FIRST:        The name of the corporation is DAIS ANALYTIC CORPORATION.

SECOND:   The certificate of incorporation of the corporation was filed with the Department of State on April 8, 1993 under the name THE DAIS CORPORATION.

THIRD:      The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

Article  FOURTH is hereby amended to effect an increase in the authorized capital from 110,000,000 shares with a par value of $.01 per share, of which 100,000,000 was designated as Common Stock, par value $.01 per share, and 10,000,000 was designated as Preferred Stock, par value $0.01 per share to 210,000,000 shares with a par value of $0.01 per share, of which 200,000,000 shall be designated as Common Stock, par value $0.01 per share, and 10,000,000 shall remain designated as Preferred Stock with a par value of $0.01 per share.  There is no change in the number or par value of issued shares in connection therewith.

Section 1 of the Paragraph FOURTH of the certificate of incorporation, which refers to authorized shares, is amended to read as follows:

“FOURTH:  SHARES OF STOCK."

Section 1.   Authorized Capital.  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock;” and collectively referred to herein as the “Capital Stock.”  The total number of shares of Capital Stock which the Corporation shall have authority to issue shall be 210,000,000 shares, consisting of 200,000,000 shares of Common Stock, having a par value of $0.01 per share, and 10,000,000 shares of Preferred Stock, having a par value of $0.01 per share.

FOURTH:     The amendment to the certificate of incorporation was authorized by the unanimous vote of the board of directors and by the requisite majority vote of the shareholders at an annual meeting of the shareholders.

IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Executed on this [                    ], 2009.

By:
Name: Timothy N. Tangredi
Title: President, CEO and Chairman

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
DAIS ANALYTIC CORPORATION
(Pursuant to Section 805 of the Business Corporation Law)

Filer:
Yingying Chen, Esq.
Ellenoff Grossman & Schole, LLP
150 East 42nd Street, 11th Floor
New York, New York 10017

EXHIBITS B
DAIS ANALYTIC CORPORATION
2009 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

Section 1.1 Purpose. This 2009 Long-Term Incentive Plan (the “Plan”) is established by Dais Analytic Corporation, a New York corporation (the “Company”), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

Section 1.2 Establishment. The Plan is effective as of September 17, 2009 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company’s shareholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 15,000,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).

ARTICLE II
DEFINITIONS

Section 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

Section 2.6 “Cause” shall mean any of the following:

(i)	a material breach or material default by Participant of the terms of any employment agreement to which such Participant is subject;
(ii)	gross negligence or willful misconduct by Participant or the breach of fiduciary duty by Participant in the performance of his/her duties as an employee, consultant or director of the Company;
(iii)	the commission by Participant of an act of fraud, embezzlement or any other crime in connection with Participant’s duties to the Company; or
(iv)
conviction of Participant of a felony or any other crime that would materially interfere with the performance of Participant’s duties owed to the Company or would, in the sole discretion of the Company, materially damage the reputation of the Company.

Section 2.7 Intentionally Deleted

Section 2.8 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.9 “Committee” means the Committee appointed by the Board as provided in Section 3.1.

Section 2.10 “Common Stock” means the common stock, par value $.01 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.11 “Consultant” means any person or entity who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.12 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

Section 2.13 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

Section 2.14 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

Section 2.15 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.17 “Fair Market Value” means (A) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

Section 2.18 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.19 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.20 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.21 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

Section 2.22 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.23 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.24 “Plan” means this Dais Analytic Corporation. 2009 Long-Term Incentive Plan.

Section 2.25 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.26 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 65.

Section 2.27 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.28 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

Section 3.1 Administration of the Plan by the Board. The Board shall administer the Plan. The Board may, by resolution, appoint a Committee to administer the Plan and delegate its powers described under this Section 3.1 and otherwise under the Plan for purposes of Awards granted to Eligible Employees and Consultants.

Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a)  Select Eligible Employees and Consultants to participate in the Plan.

(b)  Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)  Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d)  Determine whether Awards will be granted singly or in combination.

(e)  Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)  Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

(g)  Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a Committee to administer the Plan, it may delegate to the Committee administration of all other aspects of the Awards made to Eligible Directors.

Section 3.3 Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made there under to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made there under to satisfy the requirements of Section 162(m) of the Code.

ARTICLE IV
GRANT OF AWARDS

Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(b)  Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c)  The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(d)  Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(e) The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(f)  Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan.

(g)  The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

Section 5.1 Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a)  Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant. The Administrator also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Stock may be issued upon a cashless exercise of the option.

(b)  Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board. However, only Common Stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. In no event may a stock option be exercised after the expiration of its stated term.; (iii) a combination of the foregoing or (iv) in such other form of consideration as the Board or the committee of the Board may determine, equal in value to the exercise price. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board. Notwithstanding the foregoing, the Company may require a Participant to pay all applicable income and employment taxes, required by law to be withheld, in cash as a precondition to exercising the Participant’s Option until such time as the Company has registered its stock and has established a relationship with a broker-dealer acting on the Company’s behalf to sell the stock in the market.

(c)  Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d)  Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)  Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f)  Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)  Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)  Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultants or an Eligible Director.

(b)  Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)  Rights as Shareholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise Date over the Exercise Price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise Date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII
PERFORMANCE UNITS

Section 8.1 Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a)  Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)  Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed on Exhibit A attached hereto. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX
PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.

Section 9.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred Plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X
STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI
GENERAL

Section 11.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without shareholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

Section 11.2 Termination of Employment; Termination of Service. If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, or as a result of termination by the Company other than for Cause, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), and (ii) vested Nonqualified Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period) or at the discretion of the Board, during the remaining term of the Option. If an Eligible Employee’s employment terminates for Cause, all Awards granted to such Eligible Employee, whether vested or not, shall immediately terminate.  If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option.  The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Consultant shall have a period of three months following the date he ceases to provide consulting services and the Eligible Director shall have a period of three years following the date he ceases to be a director, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service , unless the Board allows a longer period.

Section 11.3 Limited Transferability – Options. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

Section 11.5 Intentionally Deleted.

Section 11.6 Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are materially adverse to the Participant shall require the Participant’s consent.

Section 11.7 Registration; Regulatory Approval. Following adoption of the Plan by the shareholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

Section 11.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.9 Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York except as superseded by applicable Federal law.

Section 11.12 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.14 Conformance to Section 409A of the Code To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

EXHIBIT A

2009 Long-Term Incentive Plan
Performance Criteria

Operational Criteria may include:
Reserve additions/replacements
Finding & development costs
Production volume
Production Costs
Financial Criteria may include:
Earnings(net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Earnings per share:
Cash flow
Operating income
General and Administrative Expenses
Debt to equity ratio
Debt to cash flow
Debt to EBITDA
EBITDA to Interest
Return on Assets
Return on Equity
Return on Invested Capital
Profit returns/margins
Midstream margins
Stock Performance Criteria:
Stock price appreciation
Total shareholder return
Relative stock price performance